Exhibit 10.3 Meta Financial Group, Inc. 2002 Omnibus Incentive Plan (as amended and restated, effective November 24, 2014) Amendment Number 3 Pursuant to Section 14(a) of the 2002 Omnibus Incentive Plan (as amended and restated, effective November 24, 2014 and as further amended by Amendment Number 1, effective as of April 24, 2017 and by Amendment Number 2, effective as of January 22, 2018) (the “Plan”), effective June 25, 2019, the Plan is hereby amended as follows: 1. The definition of “Retirement” under Section 2 of the Plan is hereby amended and restated to read in its entirety as follows: “Retirement” -- means retirement from employment with the Company or an Affiliate thereof, as an employee, director, director emeritus or advisory director thereof, where either (i) such Participant has reached the age of 65 or (ii) the sum of the Participant’s age and length of service (as an employee, director, director emeritus or advisory director) is greater than or equal to 70. 2. Section 6(b) of the Plan is hereby amended and restated to read in its entirety as follows: (b) Except as otherwise provided in this Plan, if a Participant ceases to maintain Continuous Services for any reason (other than death, total or partial disability, Retirement, or an involuntary termination without Cause) unless the Committee, in its sole discretion, shall otherwise determine, all shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (c)(i) of Section 5 shall upon such termination of Continuous Service be forfeited and returned to the Company. Unless the Committee, in its sole discretion, shall otherwise determine, if a Participant ceases to maintain Continuous Service by reason of death, total or partial disability, Retirement, or an involuntary termination without Cause, all shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (c)(i) of Section 5 shall upon such termination of Continuous Service be free of restrictions and shall not be forfeited. **** All other terms under the Plan remain unchanged. META FINANCIAL GROUP, INC. By: Its: